Exhibit 99.1

PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt	Lauren Principe
Chief Financial Officer	Marketing Manager
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480-998-3478	480-998-3478
kelliepruitt@htareit.com	laurenprincipe@htareit.com

Healthcare Trust of America, Inc. Reports Fourth Quarter

and Year End 2011 Results

Scottsdale, Arizona March 27, 2012 – Healthcare Trust of America, Inc. (“HTA” or the “Company”) announced results for the fourth quarter and year ended December 31, 2011.

HTA’s financial results for the fourth quarter and year ended December 31, 2011 exhibit a balance sheet with low leverage and continually improving operating fundamentals provided by HTA’s high quality medical office building (“MOB”) portfolio. In February 2011, HTA completed its follow-on equity offering after raising $216 million in offering proceeds during the first two months of the year. Since inception, HTA has raised over $2.2 billion in equity capital including shares issued under the distribution reinvestment plan (“DRIP”). As of December 31, 2011, HTA had cash on hand of $69.5 million, an unused $575 million unsecured credit facility and a low leverage ratio of mortgage and secured loans payable to total assets of 27.9%.

In May 2011, HTA increased its unsecured revolving credit facility to $575 million from $275 million and extended its maturity date from November 2013 to May 2014. In July 2011, HTA received investment grade credit ratings from two nationally recognized rating agencies. As of December 31, 2011, approximately 57% of HTA’s annualized base rent was derived from credit-rated quality tenants, with 38% having an investment grade credit rating as determined by a nationally recognized rating agency.

For the year ended December 31, 2011, HTA’s funds from operations, or FFO, increased by 60.2% to $113.1 million from $70.6 million for the year ended December 31, 2010. HTA’s normalized funds from operations, or normalized FFO, increased by 36.1% to $114.7 million for 2011 from $84.3 million for the previous year. Normalized FFO excludes from FFO acquisition-related expenses, transition-related charges, lease termination fee revenue and non-cash fair value adjustments for derivative financial instruments. Net income increased to $5.6 million for the year ended 2011 compared to a net loss of $7.9 million for the year ended 2010. Net operating income, or NOI, increased 35.1% from $137.4 million for the previous year to $185.7 million for 2011. Set forth below is a reconciliation of FFO, normalized FFO, and NOI, non-GAAP measures, to net income (loss).

For the fourth quarter of 2011, HTA’s FFO increased by 103.8% to $28.7 million from $14.1 million for the fourth quarter of 2010. This also reflects a 4.1% increase in FFO compared to the third quarter of 2011. Normalized FFO increased 17.6% for the fourth quarter of 2011 to $28.7 million from $24.4 million for the fourth quarter 2010. Net income increased to $2.0 million in the fourth quarter of 2011 compared to a net loss of $8.7 million in the fourth quarter of 2010. NOI increased 14.7% from $39.4 million for the fourth quarter of 2010 to $45.2 million for the fourth quarter 2011.

HTA’s asset management team has continued to maintain an overall portfolio occupancy of 91%. During 2011, HTA expanded its geographic reach and increased access to its tenants by opening regional offices in Indianapolis, Indiana and Charleston, South Carolina. HTA also transitioned a significant portion of its property portfolios to a regionally-focused property management platform. At the end of 2011, 34% of HTA’s overall portfolio was managed by HTA-dedicated property management personnel. HTA continues to expand its property management platform in Arizona as well as several east coast markets.

During the year ended 2011, HTA completed two new portfolio acquisitions and expanded two of its existing portfolios. In aggregate, these acquisitions included six medical office buildings with a total purchase price of $68.3 million and included 306,000 square feet of gross leasable area, or GLA. Of this total amount, a $32.0 million Class A MOB portfolio located in Phoenix, AZ was purchased during the fourth quarter of 2011. The Company continues to focus on markets that it believes have strong growth opportunities including Phoenix, Pittsburgh, Atlanta, Indianapolis, Dallas, Houston and Albany.

To date in 2012, HTA has completed $114.2 million in new medical office acquisitions which includes 652,000 square feet of GLA and extends its geographic presence into Michigan. As of the date of this filing, HTA has a portfolio of acquisitions that totals $2.4 billion based on purchase price with 12.0 million square feet of GLA.

Funds from Operations and Normalized Funds from Operations

HTA defines FFO, a non-GAAP measure, as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. HTA uses normalized funds from operations, or normalized FFO, which excludes from FFO transition charges, acquisition-related expenses, proceeds received from lease terminations and adjusting for the net change in fair value of derivative financial instruments, to further evaluate how its portfolio might perform after its acquisition stage is complete and the sustainability of its distributions in the future.

FFO or normalized FFO should not be considered as an alternative to net income or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund HTA’s cash needs, including its ability to make distributions. FFO and normalized FFO should be reviewed in connection with other GAAP measurements. For more information on FFO and normalized FFO, please see HTA’s Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission.

The following is the reconciliation of FFO and normalized FFO to net income for the three and twelve months ended December 31, 2011 and 2010:

	Three months ended December 31		Twelve months ended December 31
	2011	2010	2011	2010
Net income (loss)	$2,007,000	$(8,690,000)	$5,593,000	$(7,919,000)
Depreciation and amortization — consolidated properties	26,731,000	22,794,000	107,542,000	78,561,000

FFO	$28,738,000	$14,104,000	$113,135,000	$70,642,000

FFO per share — basic	$0.13	$0.07	$0.51	$0.43

FFO per share — diluted	$0.13	$0.07	$0.50	$0.43

Acquisition-related expenses	303,000	4,472,000	2,130,000	11,317,000
Transition-related charges	—	7,394,000	—	8,400,000
Net change in fair value of derivative financial instruments	(306,000)	(1,524,000)	856,000	(6,095,000)
Lease termination fee revenue	—	(6,000)	(1,417,000)	(14,000)

Normalized FFO	$28,735,000	$24,440,000	$114,704,000	$84,250,000

Normalized FFO per share — basic and diluted	$0.13	$0.13	$0.51	$0.51

Weighted average common shares outstanding — basic	227,825,381	191,583,752	223,900,167	165,952,860
Weighted average common shares outstanding — diluted	228,316,767	191,583,752	224,391,553	165,952,860

Net Operating Income

NOI is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from HTA’s total portfolio of properties before interest expense, general and administrative expenses, depreciation, amortization, acquisition-related expenses, and interest and dividend income. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

The following is the reconciliation of NOI to net income for the three and twelve months ended December 31, 2011 and 2010:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net income (loss)	$2,007,000	$(8,690,000)	$5,593,000	$(7,919,000)
Add:
General and administrative expense	6,472,000	5,972,000	28,695,000	18,753,000
Acquisition-related expenses	303,000	4,472,000	2,130,000	11,317,000
Depreciation and amortization	26,731,000	22,794,000	107,542,000	78,561,000
Interest expense	9,738,000	7,641,000	41,892,000	29,541,000
One-time redemption, termination, and release payment to former advisor	—	7,285,000	—	7,285,000
Less:
Interest and dividend income	(12,000)	(45,000)	(174,000)	(119,000)

Net operating income	$45,239,000	$39,429,000	$185,678,000	$137,419,000

Note that all figures are rounded to reflect approximate amounts. For more information on financial results, see HTA’s Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission.

For more information on Healthcare Trust of America, Inc., visit www.htareit.com.

About Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. is a fully integrated, self-administered, self-managed real estate investment trust. Since its formation in 2006, HTA has built a portfolio of acquisitions that totals approximately $2.4 billion based on purchase price and is comprised of approximately 12.0 million square feet of GLA. HTA’s portfolio is geographically diverse, with property portfolios located in 26 states. With overall portfolio occupancy of 91%, 57% of HTA’s annualized base rent is derived from credit rated tenants. Ninety-five percent of HTA’s portfolio is strategically located on-campus or aligned with recognized healthcare systems.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: we may not be able to access the public debt markets or access other sources of debt or equity financing, which may limit our growth; our results may be impacted by, among other things, uncertainties relating to the debt and equity capital markets; uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of recent healthcare legislation; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of HTA’s real estate investment strategy; and other risk factors as outlined in HTA’s periodic reports, as filed with the Securities and Exchange Commission.

Healthcare Trust of America, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2011 and December 31, 2010

	December 31, 2011	December 31, 2010
ASSETS
Real estate investments, net	$1,806,471,000	$1,797,463,000
Real estate notes receivable, net	57,459,000	57,091,000
Cash and cash equivalents	69,491,000	29,270,000
Accounts and other receivables, net	12,658,000	16,385,000
Restricted cash and escrow deposits	16,718,000	26,679,000
Identified intangible assets, net	272,390,000	304,355,000
Other assets, net	56,442,000	40,552,000

Total assets	$2,291,629,000	$2,271,795,000

LIABILITIES AND EQUITY
Liabilities:
Mortgage and secured term loans payable, net	$639,149,000	$699,526,000
Outstanding balance on unsecured revolving credit facility	—	7,000,000
Accounts payable and accrued liabilities	47,801,000	43,033,000
Derivative financial instruments—interest rate swaps	1,792,000	1,527,000
Security deposits, prepaid rent and other liabilities	19,930,000	16,168,000
Identified intangible liabilities, net	11,832,000	13,428,000

Total liabilities	720,504,000	780,682,000
Commitments and contingencies
Redeemable noncontrolling interest of limited partners	3,785,000	3,867,000
Stockholders’ Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 228,491,312 and 202,643,705 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively	2,284,000	2,026,000
Additional paid-in capital	2,032,305,000	1,795,413,000
Accumulated deficit	(467,249,000)	(310,193,000)

Total stockholders’ equity	1,567,340,000	1,487,246,000

Total liabilities and equity	$2,291,629,000	$2,271,795,000

Healthcare Trust of America, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Twelve Months Ended December 31, 2011 and 2010

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues:
Rental income	$65,686,000	$55,855,000	$269,646,000	$195,496,000
Interest income from mortgage notes receivable and other income	(154,000)	1,649,000	4,792,000	7,585,000

Total revenues	65,532,000	57,504,000	274,438,000	203,081,000
Expenses:
Rental expenses	20,295,000	18,074,000	88,760,000	65,662,000
General and administrative expenses	6,472,000	5,973,000	28,695,000	18,753,000
Acquisition-related expenses	303,000	4,472,000	2,130,000	11,317,000
Depreciation and amortization	26,731,000	22,794,000	107,542,000	78,561,000
Redemption, termination and release payment to former advisor	0	7,285,000	0	7,285,000

Total expenses	53,801,000	58,598,000	227,127,000	181,578,000

Income (loss) before other income (expense)	11,731,000	(1,094,000)	47,311,000	21,503,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt premium/discount):
Interest expense related to mortgage and secured term loans payables and credit facility	(10,044,000)	(9,165,000)	(39,613,000)	(26,725,000)
Interest expense related to derivative financial instruments and net change in fair value of derivative financial instruments	306,000	1,524,000	(2,279,000)	(2,816,000)
Interest and dividend income	12,000	45,000	174,000	119,000

Net income (loss)	2,007,000	(8,690,000)	5,593,000	(7,919,000)

Less: Net (income) loss attributable to noncontrolling interest of limited partners	(12,000)	(44,000)	(52,000)	16,000

Net income (loss) attributable to controlling interest	$1,995,000	$(8,734,000)	5,541,000	(7,903,000)

Net income (loss) per share attributable to controlling interest on distributed and undistributed earnings – basic and diluted	$0.01	$(0.04)	$0.02	$(0.05)

Weighted average number of shares outstanding –
Basic	227,825,381	191,583,752	223,900,167	165,952,860

Diluted	228,316,767	191,583,752	224,391,553	165,952,860